Exhibit 10.8(i)
TENTH AMENDMENT TO LOAN AND SERVICING AGREEMENT
     THIS TENTH AMENDMENT TO LOAN AND SERVICING AGREEMENT, dated as of July 21, 2005 (this “Amendment”), is entered into among TRM Inventory Funding Trust (“Borrower”), TRM ATM Corporation, in its individual capacity (“TRM ATM”) and as Servicer (in such capacity, “Servicer”), Autobahn Funding Company LLC (“Lender”), DZ Bank AG, Deutsche Zentral-Genossenschaftsbank Frankfurt am Main, as Administrative Agent (in such capacity, “Administrative Agent”) and as Liquidity Agent (in such capacity “Liquidity Agent”), and U.S. Bank National Association, as Collateral Agent (“Collateral Agent”).
RECITALS
     A. Borrower, TRM ATM, Servicer, Lender, Administrative Agent, Liquidity Agent and Collateral Agent are each a party to that certain Loan and Servicing Agreement, dated as of March 17, 2000 (as amended by a First Amendment to Loan and Servicing Agreement, dated as of March 16, 2001, an Omnibus Amendment, dated as of March 16, 2001, a Second Amendment to Loan and Servicing Agreement, dated as of November 5, 2001, a Third Amendment to Loan and Servicing Agreement, dated as of April 23, 2002, a Fourth Amendment to Loan and Servicing Agreement, dated as of July 22, 2002, a Fifth Amendment to Loan and Servicing Agreement, dated as of April 23, 2003, a Sixth Amendment to Loan and Servicing Agreement, dated as of May 28, 2003, a Seventh Amendment to Loan and Servicing Agreement, dated as of My 21, 2004, an Eighth Amendment to Loan and Servicing Agreement, dated as of November 19, 2004, and a Ninth Amendment to Loan and Servicing Agreement, dated as of March 30, 2005, the “Agreement”); and
     B. The parties to the Agreement desire to amend the Agreement as hereinafter set forth.
AGREEMENT
          0. Certain Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.
          0. Amendments to Agreement. Effective as of Effective Date (as defined in Section 3 below), the Agreement shall be amended as follows:
     2.1 The definition of “Excess Concentrations” in Appendix A to the Agreement is hereby amended to replace the existing clauses (a), (c) and (d) thereof with the following:
     (a) the aggregate of all Cash stored in any single ATM in excess of the lesser of (A) the applicable insurance coverage with respect to the Cash stored in such ATM and (B) $80,000 (provided that if (I) such ATM is in a location where security or other personnel are employed to monitor such ATM 24 hours a day, the limit specified in clause (B) shall be $160,000 or (II) such ATM is located in a casino, the limit specified in clause (B) shall be $300,000), ... (c) in the event that more than 50% of the ATMs are located in or on property owned or operated (directly or indirectly) by the Pantry Entities or in facilities owned or operated (directly or indirectly) by the Pantry Entities, an amount of Cash equal to the product of (i) the average amount of Cash in all such ATMs and (ii) the number of such ATMs in excess of such 50% level, (d) in the event that more than 35% of the ATMs are located in or on property owned or operated (directly or indirectly) by the Cumberland Entities or in facilities owned or operated (directly or indirectly) by the Cumberland Entities, an amount of Cash equal to the product of (i) the average amount of Cash in all such ATMs and (ii) the number of such ATMs in excess of such 35% level,
     2.2 On or prior to August 15, 2005, the Servicer shall provide the Administrative Agent evidence of insurance (i) in form and substance reasonably acceptable to the Administrative Agent, (ii) with aggregate coverage in an amount equal to $10 million and (iii) not covering losses occurring in countries other than the U.S. Any failure to so provide such evidence within such period shall constitute an Event of Default under the Loan Agreement.
          0. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) when the Administrative Agent shall have received counterparts of this Amendment, duly executed by all parties hereto.
          0. Representations and Warranties. Each of the Borrower, TRM ATM and Servicer represents and warrants to the other parties hereto that (a) each of the representations and warranties of such Person set forth in the Agreement is true and correct as of the date of the execution and delivery of this Amendment by such Person, with the same effect as if made on such date (provided that representations and warranties with respect to insurance compliance shall be deemed satisfied if the evidence of insurance described in Section 2.2 above is provided by the date specified therein), (b) the execution and delivery by such Person of this Amendment and the performance by such Person of its obligations under the Agreement, as amended hereby (as so amended, the “Amended Agreement”), (i) are within the powers of such Person, (ii) have been duly authorized by all necessary action on the part of such Person, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with (A) any provision of law or the certificate of incorporation or by-laws or other organizational documents of such Person or (B) any agreement, judgment, injunction, order, decree or other instrument binding on such Person and (c) the Amended Agreement is the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms.
          0. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement to “this Agreement,” “hereof,” “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

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          0. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
          0. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York without regard to any otherwise applicable principles of conflict of laws.
          0. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

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     IN WITNESS WHEREOF, the parties have caused this Amendment to he executed by their respective officers thereunto duly authorized, as of the date first above written.

TRM INVENTORY FUNDING TRUST

By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Michael G. Oller, Jr.

Name: Michael G. Oller, Jr.
Title: Senior Financial Services Officer

TRM ATM CORPORATION

By:	/s/ Thomas W. Mann

Name: Thomas W. Mann
Title: Chief Operating Officer

AUTOBAHN FUNDING COMPANY LLC

By:	DZ Bank AG, Deutsche Zentral Genossenschaftsbank Frankfurt am Main, as its attorney-in-fact

By:	/s/ Dominick Ruggiero

Name: Dominick Ruggiero
Title: Vice President

By:	/s/ Mark Parsa

Name: Mark Parsa
Title: Vice President

DZ BANK AG, DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK FRANKFURT AM MAIN, as Administrative Agent and Liquidity Agent

By:	/s/ Dominick Ruggiero

Name: Dominick Ruggiero
Title: Vice President

By:	/s/ Mark Parsa

Name: Mark Parsa
Title: Vice President

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U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Toby Robillard
	Name:	Toby Robillard
	Title:	Assistant Vice President

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